Exhibit 99.1

COMMUNITY SHORES BANK CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

	Quarterly
	2015	2014	2014	2014	2014
(dollars in thousands except per share data)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

EARNINGS
Net interest income	1,533	1,545	1,485	1,565	1,564
Provision for loan and lease losses	0	0	0	0	0
Noninterest income	407	440	436	447	409
Noninterest expense	1,891	1,944	1,880	1,909	1,862
Pre tax income	49	40	41	102	111
Net income	32	4,078	41	102	111
Basic earnings per share	$0.02	$2.78	$0.03	$0.07	$0.08
Diluted earnings per share	$0.02	$2.78	$0.03	$0.07	$0.08
Average shares outstanding	1,468,800	1,468,800	1,468,800	1,468,800	1,468,800
Average diluted shares outstanding	1,468,800	1,468,800	1,468,800	1,468,800	1,468,800

PERFORMANCE RATIOS
Return on average assets	0.07%	8.85%	0.08%	0.21%	0.23%
Return on average common equity	1.57%	383.18%	4.09%	10.25%	11.54%
Net interest margin	3.65%	3.53%	3.28%	3.40%	3.48%
Efficiency ratio	97.46%	97.98%	97.87%	94.92%	94.39%
Full-time equivalent employees	65	65	65	64	62

CAPITAL
End of period equity to assets	4.28%	4.38%	2.09%	2.05%	1.93%
Tier 1 capital to end of period assets	4.39%	3.46%	2.26%	2.14%	2.09%
Book value per share	$5.56	$5.50	$2.69	$2.76	$2.59

ASSET QUALITY
Gross loan charge-offs	393	16	787	316	32
Net loan charge-offs	370	(1)	764	301	(233)
Net loan charge-offs to avg loans (annualized)	1.14%	0.00%	2.36%	0.90%	-0.71%
Allowance for loan and lease losses	1,608	1,978	1,977	2,742	3,042
Allowance for losses to total loans	1.26%	1.52%	1.53%	2.07%	2.30%
Past due and nonaccrual loans (90 days)	1,528	2,071	2,365	2,836	2,993
Past due and nonaccrual loans to total loans	1.20%	1.60%	1.83%	2.14%	2.27%
Other real estate and repossessed assets	2,279	2,290	2,172	2,499	2,509
NPA +90 day past due to total assets	2.00%	2.36%	2.39%	2.70%	2.79%

END OF PERIOD BALANCES
Loans	127,658	129,787	129,084	132,814	131,997
Total earning assets	172,088	166,450	176,177	182,896	183,920
Total assets	190,820	184,677	189,531	197,933	197,449
Deposits	169,792	161,305	168,108	177,023	178,375
Shareholders' equity	8,173	8,081	3,955	4,054	3,804

AVERAGE BALANCES
Loans	130,111	129,397	129,294	133,841	132,018
Total earning assets	168,867	170,623	181,944	185,000	180,704
Total assets	186,365	184,373	195,611	198,141	193,312
Deposits	164,587	163,632	174,697	178,342	174,564
Shareholders' equity	8,158	4,257	4,010	3,979	3,849

Community Shores Bank Corporation

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	03/31/15	03/31/14

Interest and dividend income
Loans, including fees	$1,656,679	$1,714,060
Securities including FHLB dividends	109,919	120,378
Other interest income	4,294	10,600
Total interest income	1,770,892	1,845,038
Interest expense
Deposits	173,382	214,629
Repurchase agreements and federal funds purchased
and other debt	8,548	11,686
Federal Home Loan Bank advances and notes payable	55,534	54,762
Total interest expense	237,464	281,077

Net interest Income	1,533,428	1,563,961
Provision for loan losses	0	0

Net interest income after provision for loan losses	1,533,428	1,563,961
Noninterest income
Service charges on deposit accounts	136,234	138,468
Gain on sale of loans	32,335	26,228
Gain on sale of securities	0	7,409
Gain (loss) on the sale of foreclosed assets	50,340	46,998
Other	188,012	190,126
Total noninterest income	406,921	409,229

Noninterest expense
Salaries and employee benefits	1,010,481	951,447
Occupancy	165,687	173,474
Furniture and equipment	84,066	73,441
Advertising	8,037	10,485
Data processing	165,125	155,467
Professional services	95,816	86,405
Foreclosed asset impairment	0	15,831
FDIC Insurance	101,455	105,450
Other	260,415	290,467
Total noninterest expense	1,891,082	1,862,467

Income before income taxes	49,267	110,723
Federal income tax expense	16,752	0
Net Income	$32,515	$110,723

Weighted average shares outstanding	1,468,800	1,468,800
Diluted average shares outstanding	1,468,800	1,468,800
Basic earnings per share	$0.02	$0.08
Diluted earnings per share	$0.02	$0.08

Community Shores Bank Corporation

Condensed Consolidated Statements of Condition

	March 31,	December 31,	March 31,
	2015	2014	2014
	(Unaudited)	(Audited)	(Unaudited)

ASSETS
Cash and due from financial institutions	$3,654,656	$3,111,858	$3,545,353
Interest-bearing deposits in other financial institutions	14,007,903	4,823,664	20,910,931
Total cash and cash equivalents	17,662,559	7,935,522	24,456,284

Securities
Available for sale	30,033,469	31,691,369	30,560,938
Held to maturity	0	0	0
Total securities	30,033,469	31,691,369	30,560,938

Loans held for sale	240,000	147,900	-

Loans	127,418,297	129,787,133	131,997,343
Less: Allowance for loan losses	1,607,742	1,978,172	3,042,209
Net loans	125,810,555	127,808,961	128,955,134

Federal Home Loan Bank stock	388,400	388,400	450,800
Premises and equipment,net	9,008,554	9,080,781	9,157,796
Accrued interest receivable	434,519	418,249	457,045
Foreclosed assets	2,238,997	2,238,997	2,485,436
Net deferred tax assets	3,945,578	3,995,877	0
Other assets	1,057,591	971,391	925,534
Total assets	$190,820,222	$184,677,447	$197,448,967

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non interest-bearing	$32,801,858	$34,215,744	$30,673,069
Interest-bearing	136,990,534	127,089,696	147,702,005
Total deposits	169,792,392	161,305,440	178,375,074

Federal funds purchased and repurchase agreements	6,045,471	8,610,621	8,648,446
Subordinated debentures	4,500,000	4,500,000	4,500,000
Notes payable	1,280,000	1,280,000	1,280,000
Accrued expenses and other liabilities	1,029,266	900,449	841,179
Total liabilities	182,647,129	176,596,510	193,644,699

Shareholders' equity
Preferred stock, no par value: 1,000,000 shares
authorized and none issued	0	0	0
Common stock, no par value: 9,000,000 shares authorized,
1,468,800 issued	13,296,691	13,296,691	13,296,691
Retained deficit	(4,912,352)	(4,944,867)	(9,165,876)
Accumulated other comprehensive income	(211,246)	(270,887)	(326,547)

Total shareholders' equity	8,173,093	8,080,937	3,804,268
Total liabilities and shareholders' equity	$190,820,222	$184,677,447	$197,448,967